UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                FORM 8-K

                              CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934


Date of Report (Date of earliest event reported): February 25, 2010


                           PORTSMOUTH SQUARE, INC.
                ---------------------------------------------------
               (Exact name of registrant as specified in its charter)


       California                     0-4057               94-1674111
----------------------------        ------------       -------------------
(State or other jurisdiction        (Commission         (IRS Employer
 of incorporation)                  File Number)       Identification No.)


    10940 Wilshire Blvd., Suite 2150, Los Angeles, CA          90024
    -------------------------------------------------         --------
       (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (310) 889-2500


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Fiscal 2009 Annual Meeting of the Shareholders of Portsmouth Square, Inc. (the "Company") was held on February 25, 2010 at the Hilton San Francisco Financial District, 750 Kearny Street, San Francisco, California. At that meeting, all of management's nominees: John V. Winfield, Jerold R. Babin, Josef
A. Grunwald, John C. Love and William J. Nance, were elected as Directors of the Company to serve until the next Annual Meeting. At the Annual Meeting, the shareholders also voted in favor of the ratification of the Audit Committee's selection of Burr Pilger Mayer, Inc. as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2010. A tabulation of the vote follows:


Proposal (1) - Election of Directors:

   Nominees               Votes For        Withheld        Broker Non-Votes
----------------          ---------        --------        ----------------
John V. Winfield           662,891          10,489              28,258
Jerold R. Babin            669,833           3,547              28,258
Josef A. Grunwald          662,791          10,589              28,258
John C. Love               662,891          10,489              28,258
William J. Nance           663,091          10,289              28,258

Proposal (2) - Ratification of Burr Pilger Mayer, Inc.:

      Votes For           Against           Abstain        Broker Non-Votes
      ---------           -------           -------        ----------------
       689,378              500             11,760                   -




                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PORTSMOUTH SQUARE, INC.


Dated: March 2, 2010                    By  /s/ Michael G. Zybala
                                             -----------------------------
                                             Michael G. Zybala, Vice President,
                                             Secretary & General Counsel

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